UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2021 (May 11, 2021)

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer	,	San Clemente	,	California	92673
(Address of principal executive offices)					(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ICUI	The Nasdaq Stock Market LLC
(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.
At the 2021 annual meeting of stockholders of ICU Medical, Inc. (the "Company") held on May 11, 2021, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1.  Election of directors.

Name of Nominee	Votes For	Withheld	Broker Non-Votes
Vivek Jain	19,344,914	459,559	752,569
George A. Lopez, M.D.	19,682,614	121,859	752,569
Robert S. Swinney, M.D.	19,102,544	701,929	752,569
David C. Greenberg	18,576,630	1,227,843	752,569
Elisha W. Finney	19,596,325	208,148	752,569
David F. Hoffmeister	19,697,103	107,370	752,569
Donald M. Abbey	19,349,438	455,035	752,569

The Company’s stockholders elected each of the director nominees to serve as a director until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstain	Broker Non-Votes
20,397,779	139,908	19,355	—

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 3.  Approve the advisory vote on the Company’s named executive officer compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
19,550,896	224,812	28,765	752,569

The Company’s stockholders approved, on an advisory basis, the Company’s named executive officer compensation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: May 14, 2021	By:	/s/ Brian M. Bonnell
Brian M. Bonnell
Chief Financial Officer